Exhibit 24.1

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles A Blixt, Guy M. Blynn and McDara P. Folan III, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable the Registrant to comply with the 1933 Act and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of the Registration Statement on Form S-8 under the 1933 Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the 1933 Act, this registration statement has been signed by the following persons in the capacities set forth below on February 4, 2004.

SIGNATURE	TITLE

/s/ Andrew J. Schindler Andrew J. Schindler	Chairman of the Board, President, Chief Executive Officer and Director (principal executive officer)

/s/ Dianne M. Neal Dianne M. Neal	Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ Thomas R. Adams Thomas R. Adams	Senior Vice President and Controller (principal accounting officer)

/s/ Mary K. Bush Mary K. Bush	Director

/s/ John T. Chain, Jr. John T. Chain, Jr.	Director

SIGNATURE	TITLE

/s/ A. D. Frazier, Jr. A. D. Frazier, Jr.	Director

/s/ E.V. Goings E. V. Goings	Director

/s/ Denise Ilitch Denise Ilitch	Director

/s/ Nana Mensah Nana Mensah	Director

/s/ Robert S. Miller, Jr. Robert S. Miller, Jr.	Director

/s/ Joseph P. Viviano Joseph P. Viviano	Director

/s/ Tomas C. Wajnert Thomas C. Wajnert	Director